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                                                                       Exhibit 9

[LOGO LINCOLN GROUP(R)]

                                                                  LAW DEPARTMENT
                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                               350 CHURCH STREET
                                                              HARTFORD, CT 06301

                                                               SCOTT C. DUROCHER
                                                        ASSISTANT VICE PRESIDENT
                                                              AND SENIOR COUNSEL
                                                             Phone: 860-466-1222
                                                          SCOTT.DUROCHER@LFG.COM

May 16, 2014

VIA EDGAR

The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802

Re:  Lincoln Life Variable Annuity Account N
     Lincoln Investor Advantage(SM)
     (File Nos. 811-08517; 333-193272)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N (the "Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment to the Registration Statement on Form N-4.

Sincerely,

/s/ Scott C. Durocher
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Scott C. Durocher